Filed pursuant to Rule 424(b)(3) File No. 333-263033

EATON VANCE SENIOR INCOME TRUST

Supplement to Prospectus and Statement of Additional Information dated August 25, 2022,

as may be supplemented and/or revised from time to time

Effective immediately, Catherine C. McDermott, Daniel P. McElaney, CFA and Sarah A. Choi will continue to serve as portfolio managers of the Fund. All references to other portfolio managers of the Fund are removed from the Fund’s Prospectus and Statement of Additional Information.

January 30, 2025